As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	88-3772307
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1201 Pennsylvania Avenue, N.W.

6th Floor

Washington, D.C. 20004

(202) 793-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Josh Resnik

1201 Pennsylvania Avenue, N.W., 6th Floor

Washington, D.C. 20004

(202) 793-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin L. Vold

Shashi N. Khiani

Polsinelli PC

1401 Eye Street, NW, Suite 800

Washington, D.C. 20005

Telephone: (202) 783-3300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information is this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2025

PRELIMINARY PROSPECTUS

FISCALNOTE HOLDINGS, INC.

Up to 7,083,333 Shares of Class A Common Stock

This prospectus relates to the resale or other disposition from time to time by the selling stockholder named in this prospectus (together with any of such stockholder’s transferees, pledgees, donees or successors) (the “selling stockholder”) of up to an aggregate of 7,083,333 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), all of which are issuable to the selling stockholder pursuant to the terms of convertible debentures that have been, or will be, issued to the selling stockholder in an aggregate principal amount of $33.3 million.

We are registering the securities for resale pursuant to the registration rights agreement (the “Registration Rights Agreement”) entered into by and between the Company and the selling stockholder on August 12, 2025. Our registration of the securities covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares of Class A Common Stock registered hereby. The selling stockholder may offer, sell or distribute all or a portion of the shares of Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the selling stockholder may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.”

We will not receive any of the proceeds from any sale of our Class A Common Stock by the selling stockholder.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that information contained in or incorporated by reference into this prospectus is accurate as of any other date.

Our Class A Common Stock is currently listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “NOTE.” On August 21, 2025, the closing price of our Class A Common Stock was $0.49 per share. On August 22, 2025, we announced that our Board of Directors had approved a 1-for-12 reverse split of our Class A Common Stock which will be effective at the close of business on August 29, 2025.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

You should rely only on the information contained in or incorporated by reference into this prospectus. No one has been authorized to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the securities offered by the selling stockholder described in this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement or any sale of a security, unless we indicate otherwise.

Unless the context indicates otherwise, references in this prospectus to “the Company,” “FiscalNote,” “we,” “us,” “our” and similar terms refer to FiscalNote Holdings, Inc. and its consolidated subsidiaries (including Legacy FiscalNote (as defined below)). References to “DSAC” refer to our predecessor company prior to the consummation of the Business Combination (as defined below).

Unless otherwise noted, all information contained in this prospectus has been adjusted to reflect the 1-for-12 reverse stock split (the “Reverse Split”) previously announced on August 22, 2025, which will be effective at the close of business on August 29, 2025.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of FiscalNote. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, our management. RSM US LLP, our independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. Our audited financial statements for the years ended December 31, 2024 and 2023, incorporated by reference into this prospectus, relate only to our historical financial information. These financial statements do not extend to the forward-looking information and should not be read as if they do. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•

concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government’s right to modify, delay, curtail or terminate contracts;

•

our ability to successfully execute on our strategy to achieve and sustain organic growth through a focus on our core Policy business, including risks to our ability to develop, enhance, and integrate our existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand our products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth;

•	our future capital requirements, as well as our ability to service our repayment obligations and maintain compliance with covenants and restrictions under our existing debt agreements;

•	demand for our services and the drivers of that demand;

•	the impact of cost reduction initiatives undertaken by us;

•

risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, potential imposition of new or novel taxes on digital or subscription sales on the platforms, products and services we provide, and supply chain disruptions;

•

our ability to introduce new features, integrations, capabilities and enhancements to our products and services, as well as obtain and maintain accurate, comprehensive and reliable data to support our products, and services;

•	our reliance on third-party systems and data, our ability to integrate such systems and data with our solutions and our potential inability to continue to support integration;

•	our ability to maintain and improve our methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support our products and services;

•	potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect our networks or systems or those of our service providers;

•	competition and competitive pressures in the markets in which we operate, including larger well-funded companies shifting their existing business models to become more competitive with us;

•	our ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;

•	our ability to retain or recruit key personnel;

•

our ability to adapt our products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;

•	adverse general economic and market conditions reducing spending on our products and services;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our ability to maintain public company-quality internal control over financial reporting;

•	our ability to adequately protect and maintain our brands and other intellectual property rights; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements contained or incorporated by reference in this prospectus are more fully described under the section “Risk Factors” and elsewhere in this prospectus. The risks described under the section “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

The Company

We are a leading technology provider of global policy and regulatory intelligence. We deliver critical, actionable legal and policy insights in a rapidly evolving political, regulatory and macroeconomic environment. By combining artificial intelligence (AI), and other technologies with analysis and workflow tools, we provide data and information that enables customers who use our products to manage policy change, address regulatory developments, and mitigate policy risk.

In our core products, we ingest unstructured data on legislative and regulatory developments, and overlay that data with our sophisticated in-house AI and data science expertise to deliver structured, relevant and actionable information that facilitates and informs our customers’ key operational and strategic decisions. In the U.S., we source data at the local, municipal, regional, state, and Federal level. Our portfolio of public policy intelligence products includes PolicyNote, CQFederal, and Curate. We also offer EU Issue Tracker, which provides public policy intelligence for the European Union, as well as professional services which enable customers to cover over 80 countries globally. These products incorporate workflow tools that enable our clients to monitor, manage, collaborate and efficiently organize for action on the issues that matter most to them, integrating global policy intelligence seamlessly into their daily activities. We also offer our advocacy platform (VoterVoice) and constituent management services platform (Fireside), which connect citizens with their government representatives and vice versa. In addition, we offer our customers expert and customized macroeconomic analysis through FrontierView, a market intelligence advisory firm for global business professionals.

For more information, see the section entitled “Risk Factors.”

Background

The Company was originally known as DSAC.

DSAC, a Cayman Islands exempted company, previously entered into the Business Combination Agreement (as defined below).

On July 28, 2022, DSAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of domestication with the Secretary of State of the State of Delaware, pursuant to which DSAC’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”). As used herein, “New DSAC” refers to DSAC after the Domestication but prior to the consummation of the Business Combination (as defined below).

On July 29, 2022, New DSAC, now known as FiscalNote Holdings, Inc., consummated a business combination pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2021, by and among DSAC, Grassroots Merger Sub Inc., a wholly owned subsidiary of DSAC (“Merger Sub”), and FiscalNote Intermediate Holdco, Inc. (formerly FiscalNote Holdings, Inc.) (“Legacy FiscalNote”) (as amended, supplemented and/or restated from time to time, including by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, the “Business Combination Agreement”). On the terms and subject to the conditions set forth in the Business Combination Agreement, Merger Sub merged with and into Legacy FiscalNote, with Legacy FiscalNote surviving the merger as a wholly owned subsidiary of New DSAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, New DSAC changed its name to “FiscalNote Holdings, Inc.”

Effective upon consummation of the Business Combination, we adopted a dual-class stock structure, each as described in the section of this prospectus titled “Description of Securities.” Shares of FiscalNote Class B Common Stock have the same economic terms as shares of FiscalNote Class A Common Stock, except that shares of FiscalNote Class A Common Stock have one vote per share and shares of FiscalNote Class B Common Stock have twenty-five (25) votes per share.

Stock Exchange Listing

Our Class A Common Stock is currently listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “NOTE.” On August 21, 2025, the closing price of our Class A Common Stock was $0.49 per share.

Our Class A Common Stock will begin trading on the NYSE on a Reverse Split-adjusted basis on September 2, 2025.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of FiscalNote’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of DSAC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties described below. You should also consider the risk and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in any subsequent Quarterly Report on Form 10-Q, together with all of the other information contained in this prospectus and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference herein or therein. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares of Class A Common Stock we will issue to the selling stockholder on conversion of the Convertible Debentures (as defined below).

Subject to certain ownership and conversion limitations described below, the selling stockholder generally has the right to control the timing and amount of conversions of any amounts outstanding under the Convertible Debentures into our shares of Class A Common Stock. Generally, issuances of our Class A Common Stock to the selling stockholder on conversion of the Convertible Debentures will depend upon market conditions and other factors to be determined by the selling stockholder.

Because the Conversion Price (as defined below) per share under the Convertible Debentures will fluctuate based on the market prices of our Class A Common Stock, it is not possible for us to predict, as of the date of this prospectus and prior to any such conversions, the number of shares of Class A Common Stock that we will issue to the selling stockholder under the Convertible Debentures or what the Conversion Price for such shares will be.

In addition, because it is possible that the Conversion Shares (as defined below) could exceed the Exchange Cap (as defined below), we must first obtain stockholder approval prior to issuing shares of the Class A Common Stock in excess of such Exchange Cap in accordance with applicable NYSE Rules. It is possible we may not receive such stockholder approval.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Convertible Debentures, the selling stockholder will generally have discretion to vary the timing, prices, and numbers of shares issued on conversion of the Convertible Debentures. After the selling stockholder has acquired such Conversion Shares, the selling stockholder may resell all, some, or none of such Conversion Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we issue a substantial number of Conversion Shares to the selling stockholder, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

USE OF PROCEEDS

All of the Class A Common Stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales. We will bear the costs associated with the sale of any shares of Class A Common Stock under this prospectus by the selling stockholder, other than underwriting fees, discounts and commissions.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Class A Common Stock may be sold by the selling stockholder under this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling stockholder of up to an aggregate of 7,083,333 shares of Class A Common Stock, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

We cannot advise you as to whether the selling stockholder will sell any or all of the 7,083,333 shares of Class A Common Stock. In particular, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information, adjusted for the Reverse Split, provided by or on behalf of the selling stockholder as of August 20, 2025, concerning the shares of Class A Common Stock that may be offered from time to time by the selling stockholder with this prospectus. See “Plan of Distribution.” In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below. For the purposes of the following table, we have assumed that the selling stockholder will have sold all of the securities covered by this prospectus upon the completion of the offering. As of August 18, 2025, we had 172,369,576 shares of common stock outstanding, consisting of 164,078,655 shares of our Class A Common Stock and 8,290,921 shares of our Class B Common Stock, which does not reflect the Reverse Split. The percentage ownership of voting securities in the following table is presented on a post-Reverse Split basis and is based on 14,364,131 shares of common stock, consisting of 13,673,221 shares of our Class A Common Stock and 690,910 shares of our Class B Common Stock and, in each case, as adjusted for the Reverse Split that will be effective on August 29, 2025.

	Number Beneficially Owned Prior to Offering			Number of Shares of Class A Common Stock Being Offered		Number Beneficially Owned After Offering		% of Common Stock	% of Total Voting Power After this Offering
Name of Selling Stockholder	Class A		Class B			Class A	Class B
YA II PN, Ltd.(1)	682,293	(2)	—	7,083,333	(3)	—	—	—	—

(1)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(2)

Pursuant to the Purchase Agreement (as defined below), the selling stockholder’s beneficial ownership of the Class A Common Stock shall not exceed 4.99% of the total number of shares of Class A Common Stock outstanding (the “Ownership Limitation”). The “Number Beneficially Owned Prior to Offering” column consists of the Conversion Shares (as defined below) issuable to the selling stockholder pursuant to the Convertible Debentures (as defined below), giving effect to the Ownership Limitation, as adjusted for the Reverse Split. In addition, the Company may not issue any Conversion Shares if the selling stockholder’s beneficial ownership would exceed 19.99% of the number of shares of Class A Common Stock and Class B Common Stock, in the aggregate, outstanding as of the date of entering into the Purchase Agreement (as defined below) without first obtaining the approval of the Company’s stockholders as required by Section 312.03(c) of the NYSE Listed Company Manual (the “Exchange Cap”).

(3)

Pursuant to the Registration Rights Agreement, the Company agreed to initially register 7,083,333 Conversion Shares (as adjusted for the Reverse Split) that may be issuable to the selling stockholder pursuant to the Convertible Debentures (as defined below). To the extent the aggregate Conversion Shares exceed 7,083,333 shares of Class A Common Stock, the Company may be obligated to file another registration statement, as discussed below.

Listing of FiscalNote Class A Common Stock

Our Class A Common Stock is currently listed on the NYSE and trades under the symbol “NOTE”. On August 21, 2025, the closing price of our Class A Common Stock was $0.49 per share.

Our Class A Common Stock will begin trading on the NYSE on a Reverse Split-adjusted basis on September 2, 2025.

Material Relationships and Transactions with the Selling Stockholders

Securities Purchase Agreement

On August 5, 2025, we entered into that certain securities purchase agreement (the “Purchase Agreement”) with the selling stockholder, pursuant to which the selling stockholder agreed to purchase convertible debentures (the “Convertible Debentures”) in an aggregate principal amount of $33.3 million, at a purchase price of $29.97 million, of which (i) $21 million was issued on August 12, 2025 (the “First Closing Date”) and (ii) $12.3 million will be issued on or about the date of effectiveness of the registration statement of which this prospectus forms a part.

The Convertible Debentures bear interest at a rate of 5% per annum, or 18% per annum in the event of a continuing event of default, and will mature 18 months from the applicable date of issuance. At any time prior to maturity and subject to the Ownership Limitation, the Exchange Cap and the Conversion Limitation (as defined below), the selling stockholder is entitled to convert any portion of the principal amount of the Convertible Debentures and accrued interest thereon into shares of Class A Common Stock (the “Conversion Shares”) at the Conversion Price. The “Conversion Price” equals 94% of the lowest daily volume weighted average trading price (“VWAP”) during the five trading days prior to the conversion date, but in no event shall the Conversion Price be lower than the Floor Price then in effect. The “Floor Price” initially equals $0.25 and shall be subject to downward adjustment to equal 20% of average of the daily VWAPs for the five trading days prior to the earlier of (i) the date of effectiveness of the Registration Statement, or (ii) February 5, 2026.

During each calendar month, the selling stockholder is not permitted to convert more than an aggregate principal amount of the Convertible Debentures equal to the greater of (1) 15% of the monthly trading value of the Class A Common Stock during such calendar month or (2) $6,000,000 (the “Conversion Limitation”), subject to certain exceptions. In the event (i) the daily VWAP is less than the Floor Price then in effect for any five trading days during a period of seven consecutive trading days, (ii) the Company has issued in excess of 99% of the Common Shares available to be issued without running afoul of stockholder approval requirements pursuant to NYSE rules or (iii) at any time after an applicable deadline for an effective registration statement to be on file as set forth in the Registration Rights Agreement, the selling stockholder is unable to utilize a Registration Statement, then the Company will be required to make certain amortization payments to the selling stockholder.

Registration Rights Agreement

On the First Closing Date, in connection with the Purchase Agreement, the Company also entered into the Registration Rights Agreement requiring the Company to register for resale the Conversion Shares. The Company is obligated to file an initial resale registration statement with the SEC under the Securities Act covering 7,083,333 Conversion Shares, which reflects the Reverse Split (the “Initial Registration Statement”). Additionally, to the extent the Initial Registration Statement does not cover the full amount of the Conversion Shares, the Company may be required to file subsequent registration statements.

PLAN OF DISTRIBUTION

We are registering 7,083,333 shares of Class A Common Stock to permit the resale of the Conversion Shares by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Class A Common Stock. We will, or will procure to, bear all fees and expenses incident to our obligation to register the shares of Class A Common Stock.

The selling stockholder may sell all or a portion of the shares of Class A Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the selling stockholder sells its shares of Class A Common Stock through underwriters, the selling stockholder will be responsible for any underwriting discounts. If the selling stockholder sells its shares of Class A Common Stock through broker-dealers, the selling stockholder will be responsible for any brokerage commissions. The shares of Class A Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	to or through underwriters or broker-dealers;

•

through trading plans entered into by the selling stockholders, including any trading plans pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

•	distribution to employees, members, partners or stockholders of the selling stockholders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares of Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions by selling shares of Class A Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Class A Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of Class A Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Class A Common Stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under the prospectus, as appropriate.

The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder has informed the Company that it is an affiliate of a broker-dealer. The selling stockholder also has informed the Company that it does not currently have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A Common Stock and is acquiring the shares of Class A Common Stock in the ordinary course of its business. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the shares of Class A Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in market-making activities with respect to the Class A Common Stock. All of the foregoing may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of Class A Common Stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder shall pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against certain liabilities and claims, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

DESCRIPTION OF SECURITIES

Your rights as stockholders are governed by Delaware law and by our certificate of incorporation, as amended (our “Charter”) and bylaws (our “Bylaws”). The following description of the material terms of our securities, including our classes of common stock, reflects the state of affairs since completion of the Business Combination. We urge you to read the applicable provisions of Delaware law and the Charter and the Bylaws carefully and in their entirety because they describe your rights as a holder of shares of our Class A Common Stock. Capitalized terms used in this “Description of Securities” but not defined in this registration statement shall have the meanings ascribed to them in the Charter or the Bylaws, as applicable.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,809,000,000 shares of all classes of our capital stock, consisting of:

•	1,700,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	9,000,000 shares of Class B Common Stock, par value $0.0001 per share; and

•	100,000,000 shares of preferred stock, par value $0.0001 per share.

As of August 18, 2025, there were outstanding approximately 164,078,655 shares of our Class A Common Stock, 8,290,921 shares of our Class B Common Stock, and 15,358,964 Warrants to purchase 24,135,510 shares of our Class A Common Stock, which does not reflect the Reverse Split. After giving effect to the Reverse Split, we would have had approximately 13,673,221 shares of our Class A Common Stock, 690,910 shares of our Class B Common Stock, and 15,358,964 Warrants to purchase 2,011,292 shares of our Class A Common Stock outstanding based on the amounts outstanding as of August 18, 2025.

Class A Common Stock

We have two classes of authorized common stock: our Class A Common Stock and our Class B Common Stock. Holders of our Class A Common Stock and our Class B Common Stock generally have the same rights except for voting and conversion.

Voting Rights

Class A Common Stock

Holders of our Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held of record by such holder at all meetings of our stockholders and on all matters properly submitted to a vote of our stockholders generally.

Class B Common Stock

Holders of our Class B Common Stock are entitled to twenty-five (25) votes for each share of Class B Common Stock held of record by such holder at all meetings of our stockholders and on all matters properly submitted to a vote of our stockholders generally.

Stockholder Votes

Holders of our common stock generally will vote together as a single class on all matters submitted to a vote of our stockholders (including the election and removal of directors), unless otherwise provided in our Charter or required by applicable law. Any action or matter submitted to a vote of our stockholders will be approved if the number of votes cast in favor of the action or matter exceeds the number of votes cast in opposition to the action or matter, except that our directors will be elected by a plurality of the votes cast and that an affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of our Class A Common Stock and Class B Common Stock, voting together as a single class, is required to amend our Charter or approve any change of control transaction. Our stockholders will not be entitled to cumulate their votes in the election of our directors.

Delaware law could require holders of a class of our capital stock to vote separately as a class on any proposed amendment of our Charter if the amendment would increase or decrease the par value of the shares of that class or would alter or change the powers, preferences or special rights of the shares of that class in a manner that affects them adversely.

Holders of our common stock will not be entitled to vote on any amendment to our Charter that relates solely to the terms of one or more series of our preferred stock and on which the holders of such affected series are entitled to vote, either separately as a class or together with the holders of one or more other series of our preferred stock, pursuant to our Charter or by applicable law.

Conversion

Optional Conversion

Each share of our Class B Common Stock is convertible on a one-to-one basis at the option of the holder thereof into a share of our Class A Common Stock upon written notice to us.

Automatic Conversion

Each share of our Class B Common Stock will automatically convert on a one-to-one basis into a share of our Class A Common Stock upon any of the following:

•	Transfer by the holder, other than a Permitted Transfer (as defined in our Charter);

•	the death or permanent disability of the holder;

•

the first date on which the number of outstanding shares of our Class B Common Stock represents less than fifty percent (50%) of the number of shares of our Class B Common Stock that were outstanding as of the consummation of the Business Combination;

•	the date specified by the affirmative vote of the holders of more than fifty percent (50%) of the then outstanding shares of our Class B Common Stock, voting as a separate class; and

•	the date that is seven (7) years from the consummation of the Business Combination.

Economic Rights

Except as otherwise expressly provided in our Charter or required by applicable law, shares of our Class A Common Stock and our Class B Common Stock have the same rights, powers and preferences and rank equally, share ratably and be identical in all respects as to all matters, including the following:

Dividends and Distributions; Rights upon Liquidation

Shares of our Class A Common Stock and our Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any of our assets or funds of legally available therefor; provided, however, that, if a dividend is paid in the form of our shares (or options, warrants or other rights to acquire shares) common stock, then holders of our Class A Common Stock will receive shares (or options, warrants or other rights to acquire shares) of our Class A Common Stock and holders of our Class B Common Stock will receive shares (or options, warrants or other rights to acquire shares) of our Class B Common Stock.

Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of our Class A Common Stock or our Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock and our Class B Common Stock, each voting separately as a class.

Upon the dissolution, distribution of assets, liquidation or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities, holders of our Class A Common Stock and our Class B Common Stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock and our Class B Common Stock, each voting separately as a class.

Subdivisions, Combinations and Reclassifications

If we subdivide or combine any class of our common stock with any other class of our common stock, then each class of our common stock must be subdivided or combined in the same proportion and manner, unless otherwise approved by the affirmative vote of the holders of a majority of each of the outstanding shares of our Class A Common Stock, and the outstanding shares of our Class B Common Stock, each voting separately as a class.

Mergers and Other Extraordinary Transactions

Our Charter provides that, in the case of any distribution or payment in respect of the shares of our Class A Common Stock or our Class B Common Stock, or any consideration into which such shares are converted, upon our consolidation or merger with or into any other entity, such distribution, payment or consideration that the holders of shares of our Class A Common Stock or Class B Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of our Class A Common Stock and our Class B Common Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate distribution, payment or consideration in connection with such consolidation, merger or other transaction in order to reflect the special rights, powers and privileges of holders of shares of our Class B Common Stock, or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of our Class B Common Stock relative to the holders of our Class A Common Stock than those contained in our Charter.

Additionally, our Charter prohibits us from entering into any agreement with respect to a tender or exchange offer by a third party unless such agreement provides for consideration to be paid or distributed to, or rights to be received by, our stockholders in the manner provided in the paragraph immediately above.

Registration Rights

Certain of our stockholders were parties to a registration rights agreement with us that became effective upon the consummation of the Business Combination. The registration rights agreement grants certain of our stockholders the right to require, subject to certain conditions and limitations, that we register for resale securities held by such stockholders and certain “piggyback” registration rights with respect to registrations initiated by us. The registration of shares of our Class A Common Stock pursuant to the exercise of the registration rights provided under the registration rights agreement would enable the applicable stockholders to resell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will bear the expenses incurred in connection with the filing of any registration statements pursuant to the registration rights agreement.

In connection with a certain securities exchange agreement (the “Exchange Agreement”), dated March 17, 2025, between the Company and EGT 11, LLC (“EGT”), the Company also entered into the registration rights agreement with EGT on March 17, 2025 (the “EGT Registration Rights Agreement”) requiring the Company to register for resale shares that may be issuable pursuant to convertible notes held by EGT. The Company has satisfied such obligations pursuant to the resale registration statement on Form S-3 (File No. 333-287565), which became effective on June 4, 2025. Under the EGT Registration Rights Agreement, the Company may also be required to file an additional resale registration statement if any Additional Shares (as defined in the Exchange Agreement) are issued to EGT in the future.

In connection with the Purchase Agreement, the Company also entered into the Registration Rights Agreement with the selling stockholder, requiring the Company to register for resale the Conversion Shares. Under the Registration Rights Agreement, the Company is required to file the Initial Registration Statement, of which this prospectus forms a part, covering the resale of up to 7,083,333 Conversion Shares (as adjusted for the Reverse Split) and may also be required to file one or more additional resale registration statements to the extent the Initial Registration Statement does not cover the full amount of the Conversion Shares.

In addition, in connection with a certain redemption and exchange agreement (the “Redemption and Exchange Agreement”), dated August 5, 2025, between the Company and GPO FN Noteholder, LLC (“GPO”), the Company also entered into a registration rights agreement with GPO on August 5, 2025 (the “GPO Registration Rights Agreement”) requiring the Company to register for resale shares that may be issuable pursuant to convertible note held by GPO (the “Issuable Shares”). No later than November 15, 2025, the Company shall file an initial resale registration statement under the Securities Act with the SEC covering a portion of the Issuable Shares. Thereafter, the Company shall annually file additional resale registration statements covering a specified portion of Issuable Shares.

Other Rights

Our Charter and Bylaws do not provide for any preemptive or subscription rights with respect to our common stock, and there are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Charter authorizes the Board, to the fullest extent permitted by applicable law, to issue up to an aggregate of 100,000,000 shares of our preferred stock in one or more series from time to time by resolution, without further action by our stockholders, and to fix the powers (which may include full, limited or no voting power), designations, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series (which rights may be greater than the rights of any or all of the classes of our common stock) and any qualifications, limitations or restrictions thereof. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments or payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Election, Appointment and Removal of Directors

Our Charter provides for the election of directors at a meeting of stockholders in which a quorum is present by the affirmative vote of a plurality of the votes cast by stockholders entitled to vote.

Subject to the rights of holders of any series of preferred stock to elect directors, our number of directors of shall be fixed from time to time by the Board, provided that unless otherwise approved by the Requisite Stockholder Consent (as defined in our Charter), the number of directors shall be no less than five (5) and not exceed twelve (12).

Subject to the rights of the holders of any series of preferred stock, no director may be removed from office except for cause and only with and immediately upon the Requisite Stockholder Consent.

Our Charter provides that vacant directorships, including vacancies resulting from any increase in the total number of directors constituting the Board, may be filled (i) prior to the Voting Threshold Date (as defined in our Charter), solely by our stockholders with the Requisite Stockholder Consent unless any such vacancy remains unfilled for at least sixty (60) days, in which case it may also be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director; or (ii) on or after the Voting Threshold Date solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

Committees of the Board of Directors

Pursuant to our Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law. The Board established and will maintain an audit committee, a governance committee and a compensation committee, and may establish such other committees as it determines from time to time.

Anti-Takeover Effects of our Charter and Bylaws

Our Charter and Bylaws contain certain provisions that may delay, discourage or impede efforts by another person or entity to acquire control of us. We believe that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons or entities seeking to acquire control of us to first negotiate with the Board, which we believe may result in improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions also give the Board the power to discourage acquisitions that some stockholders may favor.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes of control of the Company or our management such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company and to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the securities exchange on which our equity securities are then listed for trading. These additional shares of capital stock may be used for a variety of corporate purposes, including growth acquisitions, corporate finance transactions, and issuances under our 2022 Long-Term Incentive Plan, our 2022 Employee Stock Purchase Plan and our 2024 Inducement Equity Incentive Plan. The existence of authorized but unissued and unreserved capital stock could discourage or impede an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Charter or Bylaws

The Delaware General Corporation Law, as amended (the “DGCL”) generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

Our Charter provides that an affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of our Class A Common Stock and our Class B Common Stock, voting together as a single class, is required to amend the Charter or approve any change of control transaction.

Dual-Class Structure

As described above, our Charter provides for a dual-class stock structure, which gives the holders of Class B Common Stock and certain of their affiliated entities and trusts, for so long as they continue to collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of our capital stock, significant influence over all matters requiring stockholder approval, including the election of our directors and significant corporate transactions, such as a merger or other sale of the Company or all or substantially all of our assets. See “— Class A Common Stock — Voting Rights.”

Classified Board

The Board is divided into three classes, designated as Class I, Class II and Class III. The directors elected to Class I will hold office for a term expiring at the annual meeting of stockholders in 2026; the directors elected to Class II will hold office for a term expiring at the annual meeting of stockholders in 2027; and the directors elected to Class III will hold office for a term expiring at the annual meeting of stockholders in 2028. This may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Special Meetings of Stockholders

Our Charter permits special meetings of our stockholders to be called only by the Board, the chairman of the Board, our chief executive officer, or, at any time at the request of our stockholders collectively holding voting power sufficient to provide the Requisite Stockholder Consent. These provisions might delay the ability of our stockholders to force consideration of a proposal or to take any action, including with respect to the removal of any of our directors from office.

Advance Notice Requirement for Stockholder Proposals and Director Nominations

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board. In order for any matter to be “properly brought” before a meeting (and thereby considered or acted upon at such meeting), a stockholder will have to comply with certain advance notice requirements and provide us with certain information. Stockholders at an annual meeting will only be permitted to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and has delivered a timely notice, in the form and manner specified in the Bylaws, of such stockholder’s intention to bring such business before the meeting. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from nominating candidates for election to the Board, or might discourage or impede an attempt by a potential acquirer of the Company to conduct a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise obtain control of us.

Exclusive Forum

Our Charter provides that, unless we otherwise consent in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have subject matter jurisdiction, another state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for resolution of (a) any derivative action or proceeding brought on our behalf (b) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of ours, (c) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, (d) any action to interpret, apply, enforce or determine the validity of any provisions of our Charter or the Bylaws, or (e) any other action asserting a claim governed by the internal affairs doctrine.

Notwithstanding the foregoing, unless we otherwise consent in writing, the federal district courts of the United States will be the exclusive forum for the resolution of any action, claim or proceeding arising under the Securities Act.

This provision will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and stockholders of corporations for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), the personal liability of our directors for damages for any breach of fiduciary duty as a director.

Our Charter provides that, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), we must indemnify and hold harmless and advance expenses to any of its directors and officers who is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or, while serving as a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuits against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in us may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

This section describes the general terms and provisions of our capital stock and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our Charter and Bylaws. We encourage you to read our Charter, our Bylaws and the applicable provisions of the DGCL for more information.

Transfer Agent and Warrant Agent

Continental Stock Transfer & Trust Company is the transfer agent for our Class A Common Stock and the warrant agent for our Warrants.

Listing of Our Class A Common Stock

Our Class A Common Stock is currently listed on the NYSE and trades under the symbol “NOTE.” On August 21, 2025, the closing price of our Class A Common Stock was $0.49 per share.

Our Class A Common Stock will begin trading on the NYSE on a Reverse Split-adjusted basis on September 2, 2025.

LEGAL MATTERS

Polsinelli PC, Washington, District of Columbia, has passed upon the validity of any securities offered by this prospectus.

EXPERTS

The consolidated financial statements of FiscalNote Holdings, Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from the FiscalNote Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement of which this prospectus and any applicable prospectus supplement forms a part, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.fiscalnote.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus or any applicable prospectus supplement is considered to be part of this prospectus and any prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April  1, 2025, including applicable portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on April  16, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025 and for the quarter ended June 30, 2025, filed with the SEC on August 15, 2025;

•

our Current Reports on Form 8-K, filed with the SEC on January 3, 2025, February  21, 2025, February  24, 2025, March  21, 2025, March  28, 2025, April  11, 2025, May  2, 2025, May  5, 2025, May  30, 2025, August  5, 2025, and August 6, 2025; and

•

the description of our common stock which is contained in a registration statement on Form 8-A filed on July 29, 2022 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:

FiscalNote Holdings, Inc.

Josh Resnik

1201 Pennsylvania Avenue, N.W., 6th Floor

Washington, D.C. 20004

(202) 793-5300

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates.

SEC registration fee	$6,767
Legal fees and expenses	$75,000
Accounting fees and expenses	$20,000
Financial printing and miscellaneous	$1,500

Total	$103,267

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had No reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that No indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	For any transaction from which the director derives an improper personal benefit;

•	For any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	For any unlawful payment of dividends or redemption of shares; or

•	For any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description	Incorporation by Reference (where a report is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

2.1	Agreement and Plan of Merger, dated as of November 7, 2021, by and among Duddell Street Acquisition Corp. (renamed “FiscalNote Holdings, Inc.”), Grassroots Merger Sub, Inc. and FiscalNote Holdings, Inc. (renamed “FiscalNote Intermediate Holdco, Inc.”).	Annex A to the Proxy Statement/Prospectus filed on July 5, 2022 (File No.333-261483).

2.2	First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, by and among Duddell Street Acquisition Corp. (renamed “FiscalNote Holdings, Inc.”), Grassroots Merger Sub, Inc. and FiscalNote Holdings, Inc. (renamed “FiscalNote Intermediate Holdco, Inc.”).	Annex A-2 to the Proxy Statement/Prospectus filed on July 5, 2022 (File No.333-261483).

4.1	Certificate of Incorporation of FiscalNote Holdings, Inc. (f/k/a/ Duddell Street Acquisition Corp.).	Exhibit 3.1 to the Current Report on Form 8-K filed on August 2, 2022 (File No. 001-396972).

4.2	Form of Certificate of Amendment of Certificate of Incorporation of FiscalNote Holdings, Inc., to be effective upon effectiveness of the Reverse Split.	Filed with this registration statement.

4.3	Bylaws of FiscalNote Holdings, Inc. (f/k/a/ Duddell Street Acquisition Corp.).	Exhibit 3.2 to the Current Report on Form 8-K filed on August 2, 2022 (File No. 001-396972).

Exhibit Number	Description	Incorporation by Reference (where a report is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

4.4	Warrant Agreement, dated as of October 28, 2020, by and among Duddell Street Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.	Exhibit 4.1 of DSAC’s Current Report on Form 8-K filed with the SEC on November 2, 2020 (File No. 333-249207).

4.5	Form of Restricted Stock Agreement, dated as of March 25, 2022, pursuant to the Membership Interest Purchase Agreement, dated as of November 19, 2021, by and among FiscalNote, Inc., the unitholders listed on Appendix 1 thereto and Legacy FiscalNote.	Exhibit 4.6 of DSAC’s Form S-4/A filed with the SEC on June 27,2022 (File No. 333-261483).

4.6	Securities Purchase Agreement, dated as of August 5, 2025, by and between the Company and YA II PN, Ltd.	Exhibit 10.2 to the Current Report on Form 8-K filed on August 6, 2025 (File No. 001-39672).

4.7	Convertible Debenture dated August 12, 2025.	Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2025 (File No. 001-39672).

4.8	Registration Rights Agreement, dated as of August 12, 2025, by and between the Company and YA II PN, Ltd.	Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2025 (File No. 001-39672).

5.1	Opinion of Polsinelli PC as to the validity of the securities being registered.	Filed with this registration statement.

23.1	Consent of RSM US LLP.	Filed with this registration statement.

23.2	Consent of Polsinelli PC (included in Exhibit 5.1 hereto).	Filed with this registration statement.

24.1	Power of Attorney (included on the signature page to the registration statement of which this prospectus forms a part).	Filed with this registration statement

107	Fee Table.	Filed with this registration statement.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(a)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 22nd day of August, 2025.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Josh Resnik
Name:	Josh Resnik
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Josh Resnik, Jon Slabaugh and Todd Aman, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Josh Resnik Josh Resnik	Chief Executive Officer (Principal Executive Officer)	August 22, 2025

/s/ Jon Slabaugh Jon Slabaugh	Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)	August 22, 2025

/s/ Paul Donnell Paul Donnell	Chief Accounting Officer (Principal Accounting Officer)	August 22, 2025

/s/ Michael Callahan Michael Callahan	Director	August 22, 2025

/s/ Key Compton Key Compton	Director	August 22, 2025

/s/ Timothy Hwang Timothy Hwang	Director	August 22, 2025

Name	Title	Date

/s/ Manoj Jain Manoj Jain	Director	August 22, 2025

/s/ Keith Nilsson Keith Nilsson	Director	August 22, 2025

/s/ Anna Sedgley Anna Sedgley	Director	August 22, 2025

/s/ Brandon Sweeney Brandon Sweeney	Director	August 22, 2025

/s/ Gerald Yao Gerald Yao	Director	August 22, 2025